Exhibit 99.1

Contact:

ACADIA Pharmaceuticals Inc.

Thomas H. Aasen, Vice President and Chief Financial Officer

(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS FINANCIAL RESULTS FOR THE

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2009

SAN DIEGO, CA March 9, 2010 – ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD), a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders, today reported its financial results for the fourth quarter and year ended December 31, 2009.

ACADIA reported a net loss of $8.7 million, or $0.23 per common share, for the fourth quarter of 2009 compared to a net loss of $14.0 million, or $0.38 per common share, for the fourth quarter of 2008. The net loss for the fourth quarter of 2009 included charges of $1.3 million in connection with ACADIA’s restructuring announced in October. For the year ended December 31, 2009, ACADIA reported a net loss of $45.1 million, or $1.20 per common share, compared to a net loss of $64.2 million, or $1.73 per common share, for 2008.

At December 31, 2009, ACADIA’s cash, cash equivalents and investment securities totaled $47.1 million compared to $60.1 million at December 31, 2008. The decrease in cash was primarily due to cash used to fund operations offset by an upfront payment of $30 million received in May 2009 pursuant to ACADIA’s collaboration with Biovail. ACADIA currently anticipates that its existing cash resources and anticipated payments from its collaborations will be sufficient to fund its operations through the end of 2011.

“Together with our partner, Biovail, we are pursuing a broad development strategy designed to leverage the clinical and commercial potential of pimavanserin in three separate indications with large unmet medical needs,” said Uli Hacksell, Ph.D., Chief Executive Officer of ACADIA. “During 2010 we plan to initiate a new Phase III trial in Parkinson’s disease psychosis, a Phase III trial as adjunctive therapy for schizophrenia, and a Phase II feasibility study for Alzheimer’s disease psychosis. We believe that this multifaceted development program with pimavanserin coupled with our two clinical programs in collaboration with Allergan and our IND-track program in collaboration with Meiji Seika positions ACADIA with multiple attractive product and commercial opportunities and significant growth potential.”

Revenues increased to $1.8 million for the fourth quarter of 2009 from $325,000 for the fourth quarter of 2008. This increase was primarily due to $1.3 million in revenues recognized under ACADIA’s collaboration with Biovail, which commenced in May 2009, as well as increased revenues from other agreements.

Research and development expenses decreased to $7.8 million for the fourth quarter of 2009, including $90,000 in stock-based compensation, from $12.1 million for the fourth quarter of 2008, including $184,000 in stock-based compensation. The decrease in research and development expenses was primarily due to $4.5 million in lower external service costs as well as initial cost savings from ACADIA’s restructuring, which decrease was partially offset by a charge of $905,000 during the fourth quarter of 2009 in connection with the restructuring.

General and administrative expenses increased to $2.6 million for the fourth quarter of 2009, including $242,000 in stock-based compensation, from $2.4 million for the fourth quarter of 2008, including $364,000 in stock-based compensation. The increase was primarily due to a charge of $382,000 during the fourth quarter of 2009 in connection with ACADIA’s restructuring, which was partially offset by lower professional fees and other costs.

Conference Call and Webcast Information

ACADIA management will review its fourth quarter results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-783-2140 for participants in the U.S. or Canada and 857-350-1599 for international callers (reference passcode 53357519). A telephone replay of the conference call may be accessed through March 23, 2010 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 56612031). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until March 23, 2010.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders. ACADIA is currently developing a portfolio consisting of four product candidates including pimavanserin, which is being developed for three separate neurological and psychiatric indications in collaboration with Biovail. These indications are Parkinson’s disease psychosis, which is in Phase III development, adjunctive therapy for schizophrenia, which is in Phase III planning, and Alzheimer’s disease psychosis, for which ACADIA is planning to initiate a Phase II feasibility study. In addition to pimavanserin, ACADIA has a product candidate in Phase II development for chronic pain and a product candidate in Phase I development for glaucoma, both in collaboration with Allergan, and a program in IND-track development in collaboration with Meiji Seika Kaisha. All of the product candidates in ACADIA’s pipeline emanate from discoveries made using its proprietary drug discovery platform.

ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs either alone or with a partner, including clinical trials, and the benefits to be derived from ACADIA’s product candidates, in each case including pimavanserin, potential payments under its collaboration agreements, and the length of its cash runway. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others, and the fact that past results of clinical trials may not be indicative of further trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2009 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009(1)	2008(1)
Collaborative revenues	$1,769	$325	$6,399	$1,590

Operating expenses
Research and development (includes stock-based compensation of $90, $184, $874 and $1,325, respectively)	7,836	12,145	41,585	56,750
General and administrative (includes stock-based compensation of $242, $364, $1,260 and $1,662, respectively)	2,638	2,394	10,282	11,818

Total operating expenses	10,474	14,539	51,867	68,568

Loss from operations	(8,705)	(14,214)	(45,468)	(66,978)
Interest income, net	17	251	323	2,734

Net loss	$(8,688)	$(13,963)	$(45,145)	$(64,244)

Net loss per common share, basic and diluted:	$(0.23)	$(0.38)	$(1.20)	$(1.73)

Weighted average common shares outstanding, basic and diluted	38,110	37,157	37,476	37,113

(1)	The condensed consolidated statements of operations for the years ended December 31, 2009 and 2008 have been derived from the audited financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	December 31, 2009(1)	December 31, 2008(1)
Assets
Cash, cash equivalents, and investment securities	$47,060	$60,083
Prepaid expenses, receivables and other current assets	1,413	2,299

Total current assets	48,473	62,382
Property and equipment, net	1,062	2,103
Other assets	145	192

Total assets	$49,680	$64,677

Liabilities and Stockholders’ Equity
Accounts payable, accrued expenses and other current liabilities	$8,670	$10,613
Current portion of deferred revenue	6,037	438

Total current liabilities	14,707	11,051
Long-term portion of deferred revenue	22,579	—
Other long-term liabilities	280	634

Total liabilities	37,566	11,685
Stockholders’ equity	12,114	52,992

Total liabilities and stockholders’ equity	$49,680	$64,677

(1)	The condensed consolidated balance sheets at December 31, 2009 and December 31, 2008 have been derived from the audited financial statements at such date but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.